Company Contact:

TSS, Inc.

Toi Barnhardt, Marketing

Phone: (410) 423-7300

FORTRESS INTERNATIONAL GROUP, INC. BECOMES TSS, INC.

COLUMBIA, MD – June 7, 2013 – Fortress International Group, Inc. (Other OTC: FIGI), a provider of consulting and engineering, construction management, system integration and site services for mission-critical facilities, today announced that its stockholders have approved changing its corporate name to TSS, Inc. Total Site Solutions, or more commonly TSS, is the company’s primary operating unit, and the company anticipates strengthening its brand recognition by making TSS, Inc. the name of the parent public company.

The company will trade as “TSSI” on the OTCQB marketplace when trading commences on Monday, June 10th, 2013.

Anthony Angelini, Chief Executive Officer for TSS, Inc., states, “We are excited that our stockholders have approved the name change and look forward to the new market opportunities that continue to develop for TSS. The consolidation and new presentation of the TSS brand will accurately reflect our commitment to provide our clients with integrated, end-to-end solutions.”

The company also announced grants of inducement stock options to purchase an aggregate of 604,000 shares of the company’s common stock to eleven employees who were hired by the company in connection with the acquisition of the data center integration services business announced on May 21, 2013. All of the company’s independent directors approved these grants, which were not made under any compensation plan approved by the company’s stockholders. The exercise price per share for these stock options is equal to the average of the high and low bid prices for the company’s common stock reported daily on the OTCQB marketplace during the 20 trading days following the grant date. These stock options become exercisable in equal annual installments on the first, second, and third anniversaries of the grant date.

About TSS, Inc.

TSS is leading mission-critical facilities into a new era of maximum uptime and efficiency. TSS provides consulting and engineering, construction management, system integration and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, TSS delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. TSS services include facility and energy assessments of existing traditional data centers, design, engineering and construction management for new and expansion projects, deployment and post deployment services for modular data center projects, systems integration and 24/7/365 operations and maintenance of client facilities that optimize performance and reduce cost.

TSS is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.